Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Globalstar, Inc. (the “Company”), does hereby certify that:

This quarterly report on Form 10-Q for the quarter ended June 30, 2023 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 3, 2023	By:	/s/ David B. Kagan
David B. Kagan
Chief Executive Officer (Principal Executive Officer)